SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2015

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On October 13, 2015, AtriCure, Inc. (“AtriCure” or the “Company”) completed its previously announced merger (the “Merger”) pursuant to the Merger Agreement dated as of October 4, 2015 (the “Merger Agreement”) by and among AtriCure, nContact Surgical, Inc., a Delaware corporation (“nContact”), two merger subsidiaries of AtriCure, and WRYP Stockholders Services, LLC, solely in its capacity as representative of the stockholders of nContact (“Representative”). Capitalized terms used in this Current Report but not defined herein shall have the respective meanings assigned thereto in the Merger Agreement, as applicable.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 13, 2015, the Merger was consummated and, in accordance with the Merger Agreement, nContact was merged with and into Second Portal Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of AtriCure (“Merger Sub”), with Merger Sub surviving as a subsidiary of AtriCure.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2015 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, at the Effective Time the Company issued an aggregate of 3,757,028 shares of common stock, $.001 par value per share, to shareholders of nContact as consideration for and in connection with the closing of the transactions described in Item 2.01 above. Of the 3,757,028 shares, 304,876 were deposited into an escrow established pursuant to the Merger Agreement for post-closing claims. All of such shares were offered and sold in a private offering to accredited investors pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On October 13, 2015, the Company issued a press release announcing the consummation of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This Form 8-K and the press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as nContact revenue growth and clinical development milestones, and AtriCure’s earnings estimates (including projections and guidance), other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include risks regarding the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, AtriCure’s ability to consummate acquisitions or, if consummated, to successfully integrate acquired businesses into AtriCure’s operations, AtriCure’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings, failure of an acquisition or acquired company to achieve its plans and objectives generally, risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: The financial statements required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information: The pro forma financial information required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

No.	Description

99.1	Press Release dated October 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: October 13, 2015	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer